UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2020

Pactiv Evergreen Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39528	98-1538656
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1900 W. Field Court, Lake Forest, Illinois, 60045

(Address of principal executive offices) (Zip Code)

(800) 879-5067

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	PTVE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.

On September 17, 2020, Pactiv Evergreen Inc. (the “Company”) priced $1.0 billion aggregate principal amount of 4.000% senior secured notes due 2027 issued by Reynolds Group Issuer Inc. and Reynolds Group Issuer LLC, each an indirect wholly owned subsidiary of the Company (collectively, the “Issuers”). The notes will be guaranteed on a senior basis by the Company and its subsidiaries that are or will become borrowers under, or that guarantee or will guarantee, the Company’s senior secured credit facilities. The notes and related guarantees will be secured on a first lien priority basis by certain existing and future assets of the Issuers and the guarantors, subject to certain exceptions. The Company intends to use the net proceeds from the senior secured notes offering to repay indebtedness and to pay transaction costs. The senior secured notes offering is expected to close on October 1, 2020, subject to the closing of the Company’s initial public offering and other customary closing conditions.

The notes offered will not be registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities laws and, unless so registered, the notes may not be offered or sold in the United States without registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities or blue sky laws and foreign securities laws.

The notes and the related guarantees were offered only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act, and outside the United States to non-U.S. persons in transactions outside of the United States in reliance on Regulation S under the Securities Act.

In addition, the Company has received commitments to enter into a refinancing amendment in relation to certain indebtedness outstanding under its existing senior secured credit facility, under which the Company will borrow $1,250 million in senior secured refinancing term loans and establish commitments for the borrowing of senior secured refinancing revolving loans in an amount up to $250 million. The refinancing amendment is expected to close on October 1, 2020, subject to the closing of the Company’s initial public offering and other customary closing conditions. The Company intends to use the proceeds from the term loan refinancing to partially refinance existing term loans and intends to replace the existing revolving commitments in full with the new refinancing revolving commitments.

Forward-Looking Statements:

This report may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding the goals, beliefs, plans or current expectations of Pactiv Evergreen Inc., taking into account the information currently available to our management. Forward-looking statements are not statements of historical fact. For example, when we use words such as “believe,” “anticipate,” “expect,” “estimate,” “plan,” “intend,” “should,” “would,” “could,” “may,” “might,” “will” or other words that convey uncertainty of future events or outcomes, we are making forward-looking statements. While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of our control that could cause actual results to materially differ from such statements. Such uncertainties, risks and assumptions include, but are not limited to: future costs of raw materials, energy and freight, including the impact of tariffs, trade sanctions and similar matters; competition in the markets in which we operate; changes in consumer lifestyle, eating habits, nutritional preferences and health-related and environmental and sustainability concerns; failure to maintain satisfactory relationships with our major customers; the impact of a loss of any of our key manufacturing facilities; the uncertain economic, operational and financial impacts of the COVID-19 pandemic; compliance with, and liabilities related to, environmental, health and safety laws, regulations and permits; impact of government regulations and judicial decisions affecting products we produce or the products contained in the products we produce; any non-compliance with the FCPA or other similar laws; our dependence on suppliers of raw materials and any interruption to our supply of raw materials; our ability to realize the benefits of our capital investment, restructuring and other cost savings programs; and seasonality and cyclicality. Given these risks and uncertainties, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as required by law, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the cautionary statements referred to above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 17, 2020

PACTIV EVERGREEN INC.

By:	/s/ Steven Karl
Steven Karl
General Counsel and Secretary